CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               NDS SOFTWARE, INC.

                                 CHANGE OF NAME
                                  (NRS 78.385)


         Pursuant to Chapter 78 of the Nevada Revised Statutes, the undersigned President and Secretary of NDS SOFTWARE, INC. (hereinafter the ?Corporation?), a corporation organized and existing under and by virtue of the Laws of the State of Nevada, do hereby certify:

         That pursuant to a unanimous written consent of the Directors of NDS Software, Inc., dated May 15 , 1998, and written consent of the Stockholders of the Corporation wherein the Stockholders holding a majority in interests of the outstanding shares of the Corporation adopted and approved this amendment to the Corporation?s Articles of Incorporation, as follows:

                  Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                  The name of the Corporation shall be HomeSeekers.com, Incorporated.


         IN WITNESS WHEREOF, the undersigned, being the President and Secretary of this Corporation, have executed this Certificate of Amendment to the Articles of Incorporation of NDS Software, Inc.


NDS Software, Inc.,                           NDS Software, Inc.,
a Nevada corporation                          a Nevada corporation


By /s/ John Giaimo                            By /s/Greg Johnson
----------------------------                  ----------------------------
     John Giaimo, President                        Greg Johnson, Secretary



                  (NOTARIAL ACKNOWLEDGMENTS ON FOLLOWING PAGE)

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STATE OF California        )
                           ) ss.
COUNTY OF Orange           )

         On June 24, 1998, before me, a notary public, personally appeared John Giaimo, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

                                                            /s/ Rajus Vatsavaj
                                                            ------------------
                                                            Notary Public




STATE OF NEVADA   )
                  ) ss.
COUNTY OF DOUGLAS )

         On June 24 , 1998, before me, a notary public, personally appeared Greg Johnson, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

                                                            /s/ Heather Clanton
                                                            -------------------
                                                            Notary Public


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